Tesco Corporation Announces NASDAQ Stock Symbol

Change Effective April 2, 2007

For Immediate Release

Trading Symbol:

"TESO" on NASDAQ

"TEO" on TSX

March 30, 2007

Houston, Texas--Tesco Corporation announced today that, effective April 2nd, its NASDAQ stock symbol will be changed to TESO to reflect our recent transition from a foreign private issuer to a domestic reporting issuer under the Securities Exchange Act of 1934. This change does not affect our trading symbol on the Toronto Stock Exchange, which will remain TEO.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. TESCO seeks to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for producing oil and gas.

For further information please contact:

Julio Quintana (713) 359-7000

Tesco Corporation

FORWARD-LOOKING STATEMENTS

This presentation contains statements that may constitute "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding expectations of future revenues, activities, capital expenditures and earnings and technical results. These statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual results to differ from those anticipated. These risks include, but are not limited to: the background risks of the drilling services industry (e.g. operational risks; potential delays or changes in plans with respect to customers' exploration or development projects or capital expenditures; the uncertainty of estimates and projections relating to levels of rental activities; uncertainty of estimates and projections of costs and expenses; risks in conducting foreign operations (e.g. political and fiscal instability) and exchange rate fluctuations); uncertainty and risks in technical results and performance of technology; and other uncertainties.